UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 19, 2021
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Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street,	Suite 4980

Houston,	Texas	77002
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2021, the board of directors (the “Board”) of Civeo Corporation (the “Company”) increased the size of the Board to nine members and appointed Jay Grewal and Michael Montelongo as directors, effective as of August 15, 2021. Ms. Grewal has been appointed as a Class III Director with an initial term expiring at the 2023 annual general meeting of shareholders and will serve on the Board’s Audit Committee and Finance and Investment Committee. Mr. Montelongo has been appointed as a Class I Director with an initial term expiring at the 2024 annual general meeting of shareholders and will serve on the Board’s Compensation Committee and Nominating and Corporate Governance Committee. Prior to August 15, 2021, Ms. Grewal and Mr. Montelongo will serve as observers at meetings of the Board.

In connection with their appointment, the Board approved Civeo entering into an indemnification agreement with each of Ms. Grewal and Mr. Montelongo. The form of indemnification agreement approved is in the same form as the previously disclosed indemnification agreement entered into with the other members of the Board.

Consistent with Civeo’s standard arrangement for non-employee directors, each of Ms. Grewal and Mr. Montelongo will receive an annual retainer of $65,000 for their service on the Board. Ms. Grewal will also receive an annual retainer of $18,000 for her service on the Audit Committee and $13,000 for her service on the Finance and Investment Committee, and Mr. Montelongo will receive an annual retainer of $13,000 for his service on the Compensation Committee and $13,000 for his service on the Nominating and Corporate Governance Committee.

In addition, upon their appointment, the Board agreed to grant each of Ms. Grewal and Mr. Montelongo restricted share awards valued at $125,000 based on the closing share price of the Civeo’s common shares on August 15, 2021, which shall be the grant date.

There are no material arrangements or understandings between either Ms. Grewal or Mr. Montelongo and any other person pursuant to which Mr. Grewal and Mr. Montelongo, respectively, was appointed to serve as a director that are not described above. Civeo is not aware of any transaction in which either Ms. Grewal or Mr. Montelongo has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2021

            CIVEO CORPORATION

                    By: /s/ Carolyn J. Stone ,
                    Name:    Carolyn J. Stone
Title:    Senior Vice President, Chief Financial Officer and Treasurer